SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

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Edward Jones Money Market Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LGL-10103 EJMMF Proxy Follow-up

WordPower Email and Letter

Email Subject Lines:

Option1: Reminder to vote: Edward Jones Money Market Fund

Option 2: Your vote needed. Please act today.

Opening:

[I'm/We're] writing today to ask for your vote on important proposals regarding the Edward Jones Money Market Fund.

Body:

By now you should have received proxy materials in the mail from Broadridge, an independent proxy voting service. The materials outline the specific details of the proposals to be voted on at a shareholder meeting on Dec. 9 and should be read carefully.

If you haven't received these documents or cannot locate them, please contact Broadridge at the number listed below. The Board of Trustees of the Edward Jones Money Market Fund has unanimously approved the proposals and recommends that you vote FOR the proposals.

Shareholders of the Fund will be asked:

1.        To approve a new Investment Management and Administration Agreement;

2.        To approve a new Sub-Advisory and Sub-Administration Agreement;

3.        To approve a new Rule 12b-1 Plan for the Fund;

4.	To approve the operation of the Fund in the manner described in a "manager-of-managers" exemptive order previously granted by the Securities and Exchange Commission that would permit the Fund to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without shareholder approval; and

5.       To approve the election of four (4) trustees for the Fund

Cast your vote online, by mail or by phone.

•	Call 1-855-723-7820 to speak to a proxy specialist Monday through Friday from 9 a.m. to 10 p.m. Eastern time.
•	Complete and mail the enclosed proxy card in the postage-paid envelope provided.
•	Visit proxyvote.com and enter the control number on your proxy card.
•	If you are enrolled in Online Access, visit the Documents, Proxies & Other Shareholder Materials tab to review the proxy materials and complete your voting card.

Closing:

Option 1:

The sooner you cast your vote, the greater the chance we'll receive the number of votes required to hold the meeting as scheduled on Dec. 9, so please take action today.

Option 2:

Because this vote is so important, you may receive follow-up communications until your vote is recorded. Responding today will help keep those additional contacts to a minimum.

Thank you for your vote, and please don't hesitate to reach out to [me/us] with any questions you may have.

Sincerely,

[FA Name]